                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Hinsdale Financial Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             TGF Investments, L.P.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

              PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION
              ---------------------------------------------------


                             TGF INVESTMENTS, L.P.
                       311 SOUTH WACKER DRIVE, SUITE 3000
                            CHICAGO, ILLINOIS 60606
                             PHONE: (312) 360-6501
                             ______________________


                                PROXY STATEMENT
                                       OF
                             TGF INVESTMENTS, L.P.

                      IN OPPOSITION OF THE PROPOSED MERGER
                                       OF
                         HINSDALE FINANCIAL CORPORATION
                                      AND
                             LIBERTY BANCORP, INC.

                               NOVEMBER 12, 1996

INTRODUCTION

     This Proxy Statement is furnished by TGF Investments, L.P., a Delaware limited partnership ("TGF Investments") in opposition to the proposed "merger of equals" of Hinsdale Financial Corporation, and its principal subsidiary Hinsdale Federal Bank for Savings ("Hinsdale Financial") with Liberty Bancorp, Inc., and its principal subsidiary Liberty Federal Savings Bank ("Liberty") (hereinafter, the "Merger"). This Proxy Statement is first being mailed to stockholders of Hinsdale Financial on or about November __, 1996.

     The board of directors of Hinsdale Financial has called a Special Meeting of Stockholders (the "Special Meeting") to be held at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois on Tuesday, November 26, 1996 at 3:30 p.m. Chicago time. At the Special Meeting, holders of shares of Hinsdale Financial Common Stock will vote on the following proposals (hereinafter, the "Merger Proposals"): (i) the approval and adoption of a Merger Agreement related to the Merger; and (ii) the approval and adoption of certain amendments to the Hinsdale Financial Certificate of Incorporation to (a) increase the total number of authorized shares of Hinsdale Financial Common Stock to 11,000,000 (the "Share Amendment") and (b) change the name of Hinsdale Financial, effective upon consummation of the Merger, to "Alliance Bancorp" (the "Change of Name Amendment") (the "Share Amendment" and the "Change of Name Amendment" are sometimes collectively referred to herein as the "Certificate Amendments"). Each of the Merger Proposals may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of Hinsdale Financial Common Stock.

     Holders of record of Hinsdale Financial Common Stock at the close of business on October 14, 1996 are entitled to notice of and to vote at the Special Meeting (the "Record Date"). According to the Hinsdale Proxy Statement (as identified below), there were on the Record Date 2,695,085 shares of Hinsdale Financial Common Stock entitled to be voted at the Special Meeting. On the Record Date, TGF Investments and certain other participants in this solicitation, as described below, were the beneficial owners of an aggregate of 80,000 shares of Hinsdale Financial Common Stock, which represents approximately 2.96% of the Hinsdale Financial Common Stock issued and outstanding.

     TGF Investments is requesting each holder of Hinsdale Financial Common Stock to support its solicitation in opposition of the proposed Merger. TGF Investments urges you to vote AGAINST the Merger Proposals, including the proposed Merger and the Certificate Amendments, by completing and executing the enclosed BLUE Proxy Card in accordance with the instructions contained therein. For a proxy to be effective, a holder of Hinsdale Financial Common Stock must deliver his or her proxy at any time prior to the Special Meeting, or any adjournment thereof. EVEN IF YOU HAVE PREVIOUSLY COMPLETED AND SUBMITTED A WHITE PROXY CARD SOLICITED BY HINSDALE FINANCIAL THAT INDICATES THAT YOU ARE VOTING AGAINST THE MERGER PROPOSALS, PLEASE SHOW US YOUR SUPPORT AND TAKE TIME TO MARK, SIGN AND DATE THE ENCLOSED BLUE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

     You may deliver your completed BLUE Proxy Card to:

                             TGF INVESTMENTS, L.P.
                         C/O MACKENZIE PARTNERS, INC.
                               156 FIFTH AVENUE
                              NEW YORK, NY 10010

A self-addressed, stamped envelope for the return of the BLUE Proxy Card has been included.

      IF YOU HAVE ANY QUESTIONS, PLEASE FEEL FREE TO CONTACT MACKENZIE PARTNERS, INC., WHO IS ASSISTING TGF INVESTMENTS IN THIS MATTER, AT 1-800-322-2885
                                 ____________

ADDITIONAL INFORMATION CONCERNING THE PROPOSED MERGER.

     Reference is hereby made to the Joint Proxy Statement/Prospectus of Hinsdale Financial and Liberty dated October 17, 1996 (the "Hinsdale Proxy Statement") which you should have received recently. The Hinsdale Proxy Statement includes additional information regarding the Merger Proposals and the proposed Merger. Certain factual information about the merging companies and the related proposals is contained in this Proxy Statement. Holders of Hinsdale Financial Common stock are urged to read carefully the Hinsdale Proxy Statement, though TGF Investments assumes no responsibility for the accuracy or completeness of any information included therein or which has been included herein based upon the Hinsdale Proxy statement.

REASONS TO VOTE AGAINST THE PROPOSED MERGER.

     Following careful review of the Hinsdale Financial Proxy Statement, representatives of TGF Investments, knowledgeable about and experienced in bank and thrift stock investments, have concluded that the merits of the proposed "merger of equals" between Hinsdale Financial and Liberty are extremely modest and are far outweighed by the deal's detriments. TGF Investments believes that
(i) the proposed Merger concedes a significant portion of the franchise to Liberty's shareholders, (ii) there are strategic alternatives to enhance shareholder value that management should instead explore and (iii) a sale for a premium makes much more strategic sense.

     TGF Investments believes that the following recently announced sales of Chicago suburban area thrift institutions such as Hinsdale are illustrative:


                                                       SALES PRICE TO
                                                    TANGIBLE BOOK VALUE
       THRIFT INSTITUTION      TRANSACTION DATE           RATIO
       ------------------      ----------------     --------------------
LGF Bancorp, Inc.
LaGrange, Illinois                 04/29/94                  167%

Amerifed Financial Corporation
Joliet, Illinois                   01/09/95                  175%

Deerbank Corp.
Deerfield, Illinois                07/01/95                  193%

     AVERAGE                                         179%

Why should Hinsdale be worth any less than these? At just the average multiple of book, HINSDALE WOULD BE WORTH OVER $36 PER SHARE. This is far in excess of the value the market is now putting on a combined Hinsdale/Liberty organization.

     TGF Investments urges you to consider the following:

 .    The Merger proposal ignores any premium that should attach to the Hinsdale franchise for its excellent suburban locations. Management is apparently of the view that the Chicago city locations of Liberty are equal to Hinsdale's suburban locations. We disagree.

 .    The Merger proposal excludes the value of Hinsdale's goodwill claim, even though management reported to shareholders last year that Hinsdale Financial was seeking $48 million in damages, or $17.81 per share. Hinsdale Financial's shareholders should not have to give up half of its value and pass it to Liberty shareholders.

 .    Hinsdale Financial management secured a fairness opinion regarding only the exchange ratio, not whether it is a smart deal. The opinion is extremely blunt: "This opinion does not address the relative merits of the Merger and any other potential transactions or business strategies ..."

     There are others with significant holdings that have noticed the same problems with the deal. See The Chicago Tribune article of August 8, 1996 where an investor called the merger proposal "[O]ne of the worst deals I've ever seen
 ... It's horrible for Hinsdale shareholders. It's brilliant for Liberty ... This is an example of a really bad deal, and every once in a while we need to see one to remind everyone of the dangers." The Tribune reported Howe Barnes Investment's view that Hinsdale would be worth "$30 in a takeout."/1/

     Unfortunately, Hinsdale Financial management has already committed to the deal with Liberty, entered into "Lock-ups," and contractually agreed to support the deal. Under the circumstances, it is not realistic that management will turn back. You can expect management will make every effort to get you to vote their way. In making up your mind, however, consider that management's view is influenced by the fact that it gets to stay in office with the proposed "merger of equals," but has no assurance of that in pursuing a sale transaction.

INFORMATION ABOUT TGF INVESTMENTS AND OTHER PARTICIPANTS.

     TGF Investments is the beneficial owner of 25,000 shares of Hinsdale Financial. TGF Investments is a Delaware limited partnership formed for the purpose of making various investments on behalf of Thomas G. Fitzgerald and certain family members of Mr. Fitzgerald. Mr. Fitzgerald is the sole general partner of the partnership and holds a one third limited partnership interest. The balance of the limited partnership interests are held in trusts for the benefit of Mr. Fitzgerald's children. As general partner, Mr. Fitzgerald holds sole voting and dispositive power over its investments, including the shares of Hinsdale Financial Common Stock owned by such partnership.

-----------------------
/1/ August 8, 1996, by John Schmeltzer, Chicago Tribune. Permission to quote was neither sought nor obtained.

     Otis Road Investments, L.P., a Delaware limited partnership ("Otis Road Investments"), has agreed to share with TGF Investments the costs incurred by it in connection with this solicitation. Otis Road Investments was formed for the purpose of making various investments on behalf of James G. Fitzgerald and certain of his family members. James G. Fitzgerald is a brother of Thomas G. Fitzgerald. Mr. James Fitzgerald controls the sole corporate general partner of Otis Road Investments and holds a 49.5% limited partnership interest. The balance of the limited partnership interests are held in trusts for the benefit of Mr. James Fitzgerald's children. Otis Road Investments is the beneficial owner of 55,000 shares of Hinsdale Financial. As sole shareholder of the corporate general partner of Otis Road Investments, Mr. James Fitzgerald holds sole voting and dispositive power over its investments, including the shares of Hinsdale Financial Common Stock owned by such partnership.

GENERAL INFORMATION ABOUT SOLICITATION OF PROXIES.

General.
-------

     The affirmative vote of the holders of a majority of the outstanding shares of Hinsdale Financial Common Stock is required for approval and adoption of each of the Merger Proposals, including the proposed Merger. The adoption of the Merger Agreement is conditioned upon approval of the Certificate Amendments and the adoption of the Certificate Amendments is conditioned upon approval of the Merger Agreement.

     The grant of a proxy on the enclosed form does not preclude a stockholder from voting in person. A stockholder may revoke a proxy at any time prior to the exercise by filing with the Secretary of Hinsdale Financial a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date or by appearing at the Special Meeting and voting in person at such meeting. Attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy. Moreover, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Special Meeting.

     According to the Hinsdale Proxy Statement, as of the Record Date, directors and officers of Hinsdale Financial and their affiliates were beneficial owners of 173,993 shares (excluding shares underlying stock options), for 6.5% of the then outstanding shares, of Hinsdale Financial Common Stock. The Directors of Hinsdale Financial have entered into voting agreements with Liberty Bancorp whereby such Directors have agreed to vote or cause to be voted the shares of Hinsdale Financial Common Stock owned by them (109,183 shares in aggregate), for approval and adoption of the proposed Merger.

Solicitation of Proxies
-----------------------

     Solicitation of proxies hereby will be made by TGF Investments and certain of its employees or agents. Brokers, custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Hinsdale Financial Common Stock. Proxies will be solicited by mail, telephone, telegraph, facsimile or other electronic means and in person. No such persons will receive compensation for such solicitations. In addition, TGF Investments has retained MacKenzie Partners, Inc. for consulting services and to assist the solicitation of proxies. MacKenzie Partners will be paid reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and may be indemnified against certain liabilities and expenses in connection with the solicitation. Otis Road Investments has agreed to share with TGF Investments the costs incurred by it in connection with this solicitation. See "Information about TGF Investments and Other Participants".

     The cost of the solicitation will be borne initially by TGF Investments and Otis Road Investments, though TGF Investments and Otis Road Investments may seek reimbursement of the costs of this solicitation from Hinsdale Financial to the extent legally permissible in the event the Merger is not approved by Hinsdale Financial stockholders and a financially superior deal is consummated by Hinsdale Financial within the next two years. The question of Hinsdale Financial's reimbursement of such expenses is not currently being submitted to a vote of stockholders.

     Enclosed with this Proxy Statement is a BLUE Proxy Card. Each Hinsdale Financial stockholder, whether voting in person or by proxy, may either vote "for," "against" or "abstain" as to each of the proposals set forth therein. The failure to return a proxy card or returning one with an "abstain" vote has the effect of, and is equivalent to, a vote against the proposed Merger. In addition, broker non-votes (i.e. shares not voted on a specific proposal by record holders due to the absence of specific voting instructions from the beneficial owner of the shares) have the effect, and are equivalent to, votes against the proposal. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED AGAINST THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXY HOLDERS IN THEIR BEST JUDGMENT.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING AND NO MATTER HOW FEW SHARES OF HINSDALE FINANCIAL COMMON STOCK YOU OWN, WE URGE YOU TO SUPPORT US IN OUR ATTEMPT TO DEFEAT THE PROPOSED MERGER. PLEASE SIGN, DATE AND MAIL THE FULLY COMPLETED BLUE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. PLEASE VOTE AGAINST THE PROPOSED MERGER AND THE RELATED MERGER PROPOSALS.

                                 _____________

     EVEN IF YOU HAVE PREVIOUSLY COMPLETED AND SUBMITTED A WHITE PROXY CARD SOLICITED BY HINSDALE FINANCIAL THAT INDICATES THAT YOU ARE VOTING AGAINST THE MERGER PROPOSALS, PLEASE SHOW US YOUR SUPPORT AND TAKE TIME TO MARK, SIGN AND DATE THE ENCLOSED BLUE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

PRELIMINARY COPY
----------------

PROXY              BLUE              PROXY              BLUE              PROXY

                        SOLICITED ON BY AND ON BEHALF OF
                             TGF INVESTMENTS, L.P.


                    FOR A SPECIAL MEETING OF STOCKHOLDERS OF
                         HINSDALE FINANCIAL CORPORATION
                        TO BE HELD ON NOVEMBER 26, 1996.

     The undersigned stockholder of Hinsdale Financial Corporation ("Hinsdale Financial") hereby appoints Daniel H. Burch, Thomas G. Fitzgerald and Amory Cummings, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote all shares of Common Stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Hinsdale Financial Corporation to be held on Tuesday, November 26, 1996, at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois, at 3:30 p.m., Chicago time, and at any and all adjournments thereof, as follows:

     (1) The approval of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 2, 1996, by and between Hinsdale Financial and Liberty Bancorp, Inc. ("Liberty Bancorp") and the transactions contemplated thereby, including the merger of Liberty Bancorp into Hinsdale Financial, pursuant to which each outstanding share of Liberty Bancorp Common Stock would be converted into 1.054 shares of Hinsdale Financial (to be called "Alliance Bancorp" following the Merger) Common Stock (with cash paid in lieu of fractional share interests), and the merger of Liberty Federal Savings Bank into Hinsdale Federal Bank for Savings, to operate under the name "Liberty Federal Bank."

     (2) The approval of an amendment to Hinsdale Financial's Certificate of Incorporation (the "Hinsdale Financial Certificate") to increase the total number of authorized shares of Common Stock to 11,000,000.

     (3) The approval of an amendment to the Hinsdale Financial Certificate to change the name of the Corporation, effective upon consummation of the Merger, to "Alliance Bancorp."

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED AGAINST THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXY HOLDERS IN THEIR BEST JUDGMENT.

                 PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE

                     HINSDALE FINANCIAL CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [DARKENED O APPEARS HERE]



1. Approval of the Agreement and Plan of Merger by and between Hinsdale Financial Corporation and Liberty Bancorp, Inc.

     FOR       AGAINST       ABSTAIN
     [__]        [__]          [__]

2. Approval of the amendment to Hinsdale Financial's Certificate of Incorporation to change the name of the Corporation, effective upon consummation of the Merger, to "Alliance Bancorp"

     FOR       AGAINST       ABSTAIN
     [__]        [__]          [__]

3. Approval of the amendment to Hinsdale Financial's Certificate of Incorporation to increase the total number of authorized shares of common stock to 11,000,000

     FOR       AGAINST       ABSTAIN
     [__]        [__]          [__]

     Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or adjournment thereof and after notification to the Secretary of Hinsdale Financial at said meeting of the stockholder's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

Date: _____________________, 1996

Signature______________________________________________________________________

NOTE: ONLY ONE SIGNATURE IS REQUIRED IN THE CASE OF JOINT OWNERSHIP.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
ENVELOPE.